Exhibit 99.1

Revance Releases Third Quarter 2017 Results
-SAKURA 1 & 2 Phase 3 pivotal trials on track to report topline results before year-end 2017-
- SAKURA 3 open-label safety study for glabellar lines has completed enrollment of more than 2,100 subjects -

NEWARK, Calif., November 2, 2017 - Revance Therapeutics, Inc. (NASDAQ:RVNC), a biotechnology company developing botulinum toxin products for use in treating aesthetic and therapeutic conditions, today announced results for the third quarter ended September 30, 2017.

Recent Highlights and Upcoming Milestones for DaxibotulinumtoxinA for Injection (RT002)

•
Completed enrollment of more than 2,100 subjects at multiple sites in the United States and Canada for SAKURA open-label safety Phase 3 study of RT002 injectable for the treatment of glabellar (frown) lines; Revance expects to complete the study in the second half of 2018.

- SAKURA 1 & 2 Phase 3 pivotal trials remain on track to report topline results before the end of 2017.

•
Completed enrollment of the Phase 2 trial of RT002 injectable in the management of plantar fasciitis in October of 2017. Revance remains on track to report topline 8-week safety and efficacy results at year-end.

•
Scheduled meeting for the fourth quarter of 2017 with the U.S. Food & Drug Administration to review the data from the Phase 2 trial of RT002 for the treatment of moderate to severe isolated cervical dystonia and to determine next steps for the program.

•
Announced the appointment of Mark Foley, an industry veteran with more than 25 years of operational and investment experience in the healthcare arena, to Revance’s Board of Directors and Todd Zavodnick, a 20-year industry leader, joining our executive team as Chief Commercial Officer and President, Aesthetics & Therapeutics.

“We’ve made excellent progress in 2017 and now expect to report topline results for both our SAKURA Phase 3 pivotal trials for glabellar lines and Phase 2 trial for plantar fasciitis before year-end,” said Dan Browne, President and Chief Executive Officer at Revance. “We believe RT002 will set a new standard of performance for neuromodulators and give patients and physicians a profoundly different experience in both aesthetic and therapeutic indications. There is growing interest in RT002 within the medical communities, as the concept of a neuromodulator with improved outcomes and durability has been resonating well with physicians at conferences throughout the year. By year end, we will have validated the potential advantages of RT002 injectable not just in wrinkle reduction, but in two key therapeutic areas where better patient outcomes are highly valued.”
Summary Financial Results
Cash and investments as of September 30, 2017 were $153.4 million.
Research and development expenses for the three and nine months ended September 30, 2017 were $21.6 million and $59.4 million compared to $10.3 million and $37.9 million for the same periods in 2016, respectively. The change in research and development expenses is primarily due to increased clinical trial activity for RT002 injectable, including the SAKURA Phase 3 program, the plantar fasciitis Phase 2 trial, and the cervical dystonia Phase 2 trial, along with increased pre-commercial manufacturing activities.
General and administrative expenses for the three and nine months ended September 30, 2017 were $9.1 million and $25.5 million compared to $7.5 million and $22.0 million for the same periods in 2016, respectively. The increase in general and administrative expenses is primarily due to increased personnel, pre-commercial, and information technology expenses.
Total operating expenses for the three and nine months ended September 30, 2017 were $30.8 million and $84.9 million compared to $17.8 million and $61.8 million for the same periods in 2016, respectively. Stock-based compensation for the three and nine months ended September 30, 2017 was $3.1 million and $9.8 million, respectively. When excluding depreciation and stock-based compensation, total operating expenses for the three and nine months ended September 30, 2017 were $27.3 million and $74.0 million, respectively.

Net loss for the three and nine months ended September 30, 2017 was $30.7 million and $84.7 million compared to $18.0 million and $62.5 million for the same periods in 2016, respectively.

2017 Financial Outlook
Revance reaffirmed its financial guidance provided in January 2017. Revance expects cash burn for 2017 to be in the range of $102 to $112 million. Revance expects 2017 GAAP operating expense to be in the range of $108 to $119 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $13 to $15 million, results in projected 2017 non-GAAP operating expense of $94 to $102 million. Revance anticipates 2017 GAAP research and development expense to be in the range of $75 to $83 million, which when excluding depreciation of $1 to $2 million and estimated stock-based compensation of $5 to $6 million, results in projected 2017 non-GAAP research and development expense of $69 to $75 million.

Conference Call
Individuals interested in listening to the conference call today, November 2, at 1:30pm PT/4:30pm ET, may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 99298055; or from the webcast link in the investor relations section of the Company's website at: http://investors.revance.com/index.cfm.

A replay of the call will be available beginning today at 4:30pm PT/7:30pm ET through 4:30pm PT/7:30pm ET on November 3, 2017. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 99298055. The webcast will be available in the investor relations section on the Company's website for 30 days following the completion of the call.
About Revance Therapeutics, Inc.
Revance, a Silicon Valley-based biotechnology company, is committed to the advancement of remarkable science. The company is developing a portfolio of products for aesthetic medicine and underserved therapeutic specialties, including dermatology, orthopedics and neurology. Revance’s science is based upon a proprietary peptide technology, which when combined with active drug molecules, may help address current unmet needs. Revance’s initial focus is on developing daxibotulinumtoxinA, the company’s highly purified botulinum toxin, for a broad spectrum of aesthetic and therapeutic indications, including facial wrinkles and muscle movement disorders.

The company’s lead drug candidate, DaxibotulinumtoxinA for Injection (RT002), is currently in development for the treatment of glabellar lines, cervical dystonia and plantar fasciitis with the potential to be the first long-acting neuromodulator. The company holds worldwide rights to RT002 injectable and RT001 topical and the pharmaceutical uses of its proprietary peptide technology platform. More information on Revance may be found at www.revance.com.

“Revance Therapeutics” and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Forward-Looking Statements
This press release contains forward-looking statements, including statements related to Revance Therapeutics' 2017 Financial Outlook and other financial performance, the process and timing of, and ability to complete, current and anticipated future clinical development of our investigational drug product candidates, including but not limited to initiation and design of clinical studies for current and future indications, related results and reporting of such results; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects; and statements about our ability to obtain regulatory approval; and potential benefits of our drug product candidates and our technologies.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties include, but are not limited to: the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our ability to obtain funding for our operations; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to successfully commercialize our drug product candidates and the timing of commercialization activities; the rate and degree of market acceptance of our drug product candidates; our ability to develop sales and marketing capabilities; the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in

Revance's periodic filings with the Securities and Exchange Commission (the "SEC"), including factors described in the section entitled "Risk Factors" of our quarterly report on Form 10-Q filed August 4, 2017. These forward-looking statements speak only as of the date hereof. Revance disclaims any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense and non-GAAP R&D expense, both of which exclude depreciation and stock-based compensation. Revance excludes depreciation costs and stock-based compensation expense because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

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Contacts
Investors:

Revance Therapeutics, Inc.:
Jeanie Herbert
(714) 325-3584
jherbert@revance.com

Burns McClellan, Inc.:
Ami Bavishi
(212) 213-0006
abavishi@burnsmc.com

Trade Media, Inc.:
Nadine Tosk
(504) 453-8344
nadinepr@gmail.com

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$56,323	$63,502
Short-term investments	97,117	122,026
Prepaid expenses and other current assets	2,827	7,167
Total current assets	156,267	192,695
Property and equipment, net	11,500	10,585
Restricted cash	580	580
Other non-current assets	836	500
TOTAL ASSETS	$169,183	$204,360
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,680	$3,754
Accruals and other current liabilities	12,069	12,418
Financing obligations, current portion	2,727	3,475
Total current liabilities	21,476	19,647
Financing obligations, net of current portion	—	1,872
Derivative liability associated with Medicis settlement	2,233	2,022
Deferred rent	3,418	3,648
Other non-current liabilities	—	100
TOTAL LIABILITIES	27,127	27,289
Commitments and Contingencies
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share — 95,000,000 shares authorized as of September 30, 2017 and December 31, 2016; 30,935,094 and 28,648,954 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	31	29
Additional paid-in capital	648,329	598,630
Accumulated other comprehensive loss	(43)	(45)
Accumulated deficit	(506,261)	(421,543)
TOTAL STOCKHOLDERS’ EQUITY	142,056	177,071
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$169,183	$204,360

REVANCE THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Revenue	$75	$75	$225	$225
Operating expenses:
Research and development	21,643	10,296	59,357	37,851
General and administrative	9,148	7,502	25,511	21,975
Loss on impairment	—	—	—	1,949
Total operating expenses	30,791	17,798	84,868	61,775
Loss from operations	(30,716)	(17,723)	(84,643)	(61,550)
Interest income	341	306	999	940
Interest expense	(104)	(256)	(439)	(857)
Change in fair value of derivative liability associated with Medicis settlement	(44)	(167)	(211)	(595)
Other expense, net	(128)	(138)	(386)	(406)
Net loss	(30,651)	(17,978)	(84,680)	(62,468)
Unrealized gain (loss) on available for sale securities	72	(132)	3	56
Comprehensive loss	$(30,579)	$(18,110)	$(84,677)	$(62,412)
Net loss attributable to common stockholders:
Basic and Diluted	$(30,651)	$(17,978)	$(84,680)	$(62,468)
Net loss per share attributable to common stockholders:
Basic and Diluted	$(1.01)	$(0.64)	$(2.86)	$(2.22)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic and Diluted	30,270,260	28,160,458	29,623,805	28,085,541

Revance Therapeutics, Inc.
2017 Financial Results
(Unaudited)

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Three Months Ended	Nine Months Ended
	September 30, 2017	September 30, 2017
Operating expense:
GAAP operating expense	$30,791	$84,868
Adjustments:
Stock-based compensation	(3,146)	(9,820)
Depreciation	(375)	(1,096)
Non-GAAP operating expense	$27,270	$73,952

Revance Therapeutics, Inc.
2017 Financial Guidance

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
Operating expense:
GAAP operating expense	$108,000	$119,000
Adjustments:
Stock-based compensation	(13,000)	(15,000)
Depreciation	(1,000)	(2,000)
Non-GAAP operating expense	$94,000	$102,000

Reconciliation of GAAP R&D Expense to Non-GAAP R&D Expense
(In thousands)

	Fiscal Year
	2017
	Low	High
R&D expense:
GAAP R&D expense	$75,000	$83,000
Adjustments:
Stock-based compensation	(5,000)	(6,000)
Depreciation	(1,000)	(2,000)
Non-GAAP R&D expense	$69,000	$75,000